Exhibit 4.05

Form of 2022 Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

AMAZON.COM, INC.

2.500% Notes due 2022

No.	CUSIP No. 023135 AJ5
ISIN No. US023135AJ58
$

AMAZON.COM, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of                      on November 29, 2022 (the “Stated Maturity”).

Interest Payment Dates: May 29 and November 29 (each, an “Interest Payment Date”), commencing on May 29, 2013.

Interest Record Dates: May 14 and November 14 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein (the “Note”), which will for all purposes have the same effect as if set forth at this place.

Signature Page Follows

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

AMAZON.COM, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated:                     , 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

AMAZON.COM, INC.

2.500% Notes due 2022

1.	Interest.

Amazon.com, Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from November 29, 2012. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuer will pay interest semiannually in arrears on each Interest Payment Date, beginning on May 29, 2013. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

3.	Indenture; Defined Terms.

This Note is one of the 2.500% Notes due 2022 (the “Notes”) issued under the Indenture dated as of November 29, 2012 by and between the Issuer and the Trustee, as trustee (the “Indenture”) and the Officers’ Certificate dated as of November 29, 2012 establishing the terms of the Notes pursuant to Section 2.2 of the Indenture (the “Officers’ Certificate”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb) (the “TIA”), as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Where the Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange if the requirements for such transactions set forth in the Indenture are met. The Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith as permitted by the Indenture. Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange the Notes for the period beginning at the opening of business fifteen days immediately preceding the delivery of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such delivery, or (b) to register the transfer of or exchange the Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

5.	Amendment; Modification; Waiver.

The Indenture and the Notes may be amended or supplemented, and waivers may be obtained in accordance with the terms of the Indenture.

The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default with respect to the Notes. Those Holders may not, however, waive any Default or Event of Default in any payment on the Notes.

Any amendment, supplement or waiver to the Notes made with the consent of Holders of the Notes, shall be made with respect to the Notes only, and not any other series of Securities.

6.	Optional Redemption.

The Issuer may redeem the Notes in whole at any time or in part from time to time prior to August 29, 2022 (the date of such redemption, the “Make-Whole Redemption Date”) at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) the sum, as determined by the Issuer based on the Reference Treasury Dealer Quotations (as defined in the Officers’ Certificate), of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed from the Make-Whole Redemption Date to the Stated Maturity (the “Remaining Life”) (not including any portion of such payments of interest accrued as of the Make-Whole Redemption Date) discounted from the scheduled Interest Payment Dates to the Make-Whole Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Officers’ Certificate) plus 15 basis points, plus, in the case of (i) or (ii), accrued and unpaid interest up to, but excluding, the Make-Whole Redemption Date.

Commencing on August 29, 2022, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the date of redemption (such date, and any Make-Whole Redemption Date, a “Redemption Date”).

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture.

If any Redemption Date is not a Business Day, the Issuer will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

On or after any Redemption Date, unless the Issuer defaults in payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption. On or before any Redemption Date, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed by lot, in accordance with DTC’s applicable procedures unless otherwise required by law or applicable stock exchange; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be electronically delivered or mailed in accordance with Section 10.1 of the Indenture at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price shall be set forth in an Officers’ Certificate (as such term is defined in the Indenture) of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable redemption price.

7.	Defaults and Remedies.

If an Event of Default occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f) of the Indenture), the Trustee or the Holders of at least 25% in principal amount of the Notes may require the Issuer to pay immediately the principal amount plus accrued and unpaid interest on such Securities. If an Event of Default referred to in Section 6.1(e) or (f) of the Indenture occurs, the principal amount plus accrued and unpaid interest on such Series of Securities will become immediately due and payable without any action on the part of the Trustee or any Holder.

The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

8.	Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

9.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11.	Governing Law.

The laws of the State of New York shall govern the Indenture and this Note without regard to conflicts of laws principles thereof.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including Zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Amazon.com, Inc. with full power of substitution in the premises.

Dated:
Signature

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Security for certificated Notes or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee